Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 11, 2021, with respect to the consolidated financial statements of Tremor International Ltd., incorporated herein by reference.

/s/ Somekh Chaikin
Somekh Chaikin
Member firm of KPMG International

Tel Aviv, Israel
August 11, 2021